                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Northeast Utilities
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               Theresa H. Allsop
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                  [LOGO OF NORTHEAST UTILITIES APPEARS HERE]

   --------------------------------------------------------------------
                      1997 ANNUAL MEETING OF SHAREHOLDERS
   --------------------------------------------------------------------

Dear Shareholder:

  It is my pleasure to invite you to attend the 1997 Annual Meeting of Share-holders of Northeast Utilities. The meeting will be held on Tuesday, June 17, 1997, at 10:30 a.m., at Chez Josef, Agawam, Massachusetts (directions are on reverse side).

  Information concerning the matters to be acted upon at the meeting is pro-vided in the accompanying Notice of Annual Meeting and Proxy Statement. In ad-dition, our meeting agenda will include a discussion of the operations of Northeast Utilities system companies and a question and answer period.

  Whether or not you plan to attend the meeting, it is important that you com-plete, date, sign and return your proxy in the enclosed envelope as soon as possible. This will ensure that your shares will be represented at the meeting in accordance with your wishes.

                                          Very truly yours,

                                          /s/ Bernard M. Fox

                                          Bernard M. Fox
                                          Chairman of the Board,
                                          President and Chief Executive Officer

April 30, 1997

                           DIRECTIONS TO CHEZ JOSEF
                              176 SHOEMAKER LANE
                             AGAWAM, MASSACHUSETTS

TRAVELING NORTH ON INTERSTATE 91:

  Take Interstate 91 North to Exit 40 (Bradley International Airport, Route 20
West). (From Hartford approximately 8 miles). Follow Route 20 West for approx-imately 3 miles to Route 75 (Poquonock/Suffield Exit) and bear right onto Route 75 North. Follow Route 75 North through 12 traffic lights (approximately 9 miles) and take a left at the blinking yellow light onto Shoemaker Lane. Chez Josef is 1/4 mile on the right.

TRAVELING SOUTH ON INTERSTATE 91:

  Take Interstate 91 South to Exit 3 (Route 5, Agawam/Southwick, Massachu-setts) and go over the South End Buxton Bridge. Take the first exit after the bridge to Route 57 and proceed half way around the rotary to Route 57 West. Travel approximately 2 miles on Route 57 West and take the exit for Route 75 (Agawam/West Springfield Exit). Turn left at the end of the exit ramp onto Route 75 South (Suffield, Connecticut). Travel approximately 2 miles and take a right at the blinking yellow light onto Shoemaker Lane. Chez Josef is 1/4 mile on the right.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 17, 1997

To the Shareholders of Northeast Utilities:

  The Annual Meeting of Shareholders of Northeast Utilities will be held on Tuesday, June 17, 1997, at 10:30 a.m., at Chez Josef, Agawam, Massachusetts, for the following purposes:

  1. To fix the number of Trustees at eleven;

  2. To elect eleven Trustees for the ensuing year;

  3. To ratify the selection of Arthur Andersen LLP as independent auditors for 1997; and

  4. To transact any other business that may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on April 18, 1997 are entitled to receive notice of and to vote at the meeting or any adjournment thereof. You are cordially invited to be present at the meeting and to vote. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the envelope enclosed for that purpose.

                                        By order of the Board of Trustees,

                                               /s/ Robert P. Wax

107 Selden Street                                  Robert P. Wax
Berlin, Connecticut                                  Secretary

Mailing Address:
 Post Office Box 270
 Hartford, Connecticut 06141-0270

April 30, 1997

-------------------------------------------------------------------------------
                                   IMPORTANT

  SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF FOLLOW-UP LETTERS TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES.

-------------------------------------------------------------------------------

                                PROXY STATEMENT

 The accompanying proxy is solicited on behalf of the Board of Trustees of Northeast Utilities for use at the Annual Meeting of Shareholders to be held on June 17, 1997, and at any adjournment thereof.

 Please read this proxy statement and fill in, date, sign and return the en-closed form of proxy. The proxy may be revoked at any time before it is voted by filing a letter with the Secretary of Northeast Utilities or by a duly exe-cuted proxy bearing a later date. Properly executed proxies not revoked will be voted according to their terms.

 Only holders of common shares of record at the close of business on April 18, 1997 (the record date) are entitled to receive notice of and to vote at the meeting or any adjournment thereof. On that date, there were 136,664,481 com-mon shares outstanding. Each such share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders.

 The principal office of Northeast Utilities is located at 174 Brush Hill Ave-nue, West Springfield, Massachusetts. The general offices of Northeast Utili-ties and its subsidiaries are located at 107 Selden Street, Berlin, Connecti-cut (mailing address: Post Office Box 270, Hartford, Connecticut 06141-0270). This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing April 30, 1997.

 An affirmative vote of a majority of the common shares outstanding as of the record date will be required to fix the number of Trustees at eleven and to elect the eleven nominees named below.

                           1. NUMBER OF TRUSTEES

                           2. ELECTION OF TRUSTEES

 Unless a shareholder specifies otherwise, the enclosed proxy will be voted to fix the number of Trustees for the ensuing year at eleven and to elect the eleven nominees named below as Trustees to serve until the next Annual Meeting and until their successors have been elected and shall have qualified. Mr. Al-fred F. Boschulte (Managing Director of P.T. EXCELCOMINDO PRATAMA) who was first elected a Trustee by shareholders in 1995, resigned as a Trustee of Northeast Utilities, effective January 28, 1997, as a result of his increased responsibilities associated with a joint venture that he is heading in Jakarta, Indonesia. Mr. John F. Curley, a nominee who had not been previously elected a Trustee by the shareholders, was so elected by the Board of Trustees on January 28, 1997 in accordance with its rights and responsibilities under the Declaration of Trust of Northeast Utilities, to fill the vacancy resulting from Mr. Boschulte's resignation. Mr. Gaynor N. Kelley (Retired Chairman and Chief Executive Officer of The Perkin-Elmer Corporation), who was first elected a Trustee by shareholders in 1994, has informed the Board that he does not wish to stand for re-election because he has moved to a different part of the United States. The nominee who has not been previously elected as a Trustee by shareholders is Mr. William F. Conway.

 If one or more of the nominees should become unavailable for election, the proxy may be voted for a substitute person or persons. However, there is no reason to anticipate that any of the nominees will not be available.

 Set forth below is each nominee's name, age, date first elected as a Trustee, and a brief summary of the nominee's business experience during the past five years.

 THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE TO FIX THE NUMBER OF
   TRUSTEES AT ELEVEN AND FOR ELECTION OF THE ELEVEN NOMINEES LISTED BELOW.

[PHOTO APPEARS  COTTON MATHER CLEVELAND
 HERE]          (44 YEARS) 1992
                President of Mather Associates, New London, New Hampshire (a firm specializing in human resources and organizational devel-opment). Ms. Cleveland is also Executive Director of Leader-ship New Hampshire. She was formerly Co-Chair of the Gover-nor's Commission on New Hampshire in the 21st Century. Ms. Cleveland has served on the University System of New Hampshire Board of Trustees as Chair, Vice Chair and member. She was an Incorporator for the New Hampshire Charitable Foundation and is currently an Incorporator for The Montshire Museum and for the Upper Valley Community Foundation.

[PHOTO APPEARS  WILLIAM F. CONWAY
 HERE]          (66 YEARS)
                President of William F. Conway & Associates, Inc., Scottsdale, Arizona (a management consulting firm to the nuclear power in-dustry). From 1989 to 1994 (retired July, 1994), Mr. Conway was Executive Vice President-Nuclear of Arizona Public Service Company, Phoenix, Arizona. Prior to that, he was Senior Vice President of Nuclear Operations at Florida Power & Light Com-pany, Juno Beach, Florida. He is a member of the American Nu-clear Society. He served on the Board of Directors of the Nu-clear Utilities Management and Resources Council and its Is-sues Management Committee. He has also served on the Research Advisory Committee of the Electric Power Research Institute and served as Chairman of its Nuclear Power Division Advisory Committee. A former Chairman of the ABB Combustion Engineering Owners Group Executive Committee, Mr. Conway presently serves on its Advanced Light Water Reactor Executive Advisory Commit-tee. Having been a member of the Institute of Nuclear Power Operations' Board of Directors (INPO), he presently serves on INPO's Advisory Council and is a member of the Accrediting Board of its National Academy for Nuclear Training. Mr. Conway is a Director of Centerior Energy Corporation and serves on the Nuclear Safety Review Board at several nuclear facilities.



[PHOTO APPEARS  JOHN F. CURLEY
 HERE]          (51 YEARS) 1997
                A Private Investor. Inactive Advisory Director of Morgan Stan-ley & Co. Incorporated (investment firm), New York, New York. From 1979 to 1994, Mr. Curley was Managing Director of Morgan Stanley & Co. Incorporated. He is a member of the Pension Board of the Archdiocese of Newark.



[PHOTO APPEARS  E. GAIL DE PLANQUE
 HERE]          (52 YEARS) 1995
                From 1991 to 1995, Dr. de Planque was a Commissioner with the United States Nuclear Regulatory Commission. In 1967, Dr. de Planque joined the Health and Safety Laboratory of the United States Atomic Energy Commission. She served at the Laboratory, now known as the Environmental Measurements Laboratory, until December, 1991, as Deputy Director beginning in 1982 and as Director in 1987. She is a Fellow and past President of the American Nuclear Society, a member of the National Academy of Engineering and the National Council on Radiation Protection and Measurements, Secretary of the International Nuclear Acad-emy and a Director of British Nuclear Fuels, Inc. She is a member of the Texas Utilities Company's Electric Operations Review Committee; the External Advisory Committee, Amarillo National Resource Center for Plutonium; the visiting Committee for the Department of Advanced Technology, Brookhaven National Laboratory; and a consultant to the United Nation's Interna-tional Atomic Energy Agency.

[PHOTO APPEARS  BERNARD M. FOX
 HERE]          (54 YEARS) 1986
                Chairman of the Board, President and Chief Executive Officer of Northeast Utilities and Chairman, Chief Executive Officer and a Director of its principal subsidiaries. Mr. Fox is also Chairman and a Director of Connecticut Yankee Atomic Power Company. Previously President and Chief Operating Officer of Northeast Utilities and of its principal subsidiary companies and of Connecticut Yankee Atomic Power Company. He is a Direc-tor of the Fleet Financial Group, Inc., The Dexter Corpora-tion, the Institute of Nuclear Power Operations, CIGNA Corpo-ration, Hartford Hospital and Edison Electric Institute and a Trustee of Mount Holyoke College and The Hartford Courant Foundation. He is Chairman and a Director of the Connecticut Business & Industry Association. Mr. Fox is a Fellow and Foun-der of the American Leadership Forum.



[PHOTO APPEARS  ELIZABETH T. KENNAN
 HERE]          (59 YEARS) 1980
                President Emeritus of Mount Holyoke College, South Hadley, Massachusetts. Previously President of Mount Holyoke College. Mrs. Kennan is a Director of Kentucky Home Mutual Insurance, NYNEX Corporation, The Putnam Funds and Talbots. She is a mem-ber of the Folger Shakespeare Library Committee and a Director of the Council on Library Resources.



[PHOTO APPEARS  WILLIAM J. PAPE II
 HERE]          (65 YEARS) 1974
                Publisher, Waterbury Republican-American, Waterbury, Connecti-cut (newspaper). Mr. Pape is President and Treasurer of Ameri-can-Republican, Inc. He is a Director of Platt Bros. & Co. and Paper Delivery, Inc. He is a Trustee of the Connecticut Policy and Economic Council, Inc. and the Waterbury Y.M.C.A.



[PHOTO APPEARS  ROBERT E. PATRICELLI
 HERE]          (57 YEARS) 1993
                Chairman, President and Chief Executive Officer of Value Health, Inc., Avon, Connecticut (a firm that provides managed health care services). Previously Executive Vice President of CIGNA Corporation and President of CIGNA's Affiliated Busi-nesses Group. Mr. Patricelli has held various positions in the federal government, including White House Fellow in 1965, counsel to a United States Senate Subcommittee, Deputy Under-secretary of the Department of Health, Education and Welfare, and Administrator of the United States Urban Mass Transporta-tion Administration. He is a Director of the American Associa-tion of Health Plans, the Connecticut Business & Industry As-sociation, Hartford Hospital, The Bushnell and Wesleyan Uni-versity.

[PHOTO APPEARS  NORMAN C. RASMUSSEN
 HERE]          (69 YEARS) 1977
                Professor of Nuclear Engineering, Emeritus, Massachusetts In-stitute of Technology, Cambridge, Massachusetts. Previously Professor of Nuclear Engineering of Massachusetts Institute of Technology. Dr. Rasmussen is Chairman of the M.I.T. Reactor Safeguards Committee. From 1972 through 1975 he directed the Reactor Safety Study for the Atomic Energy Commission. He served on President Ford's Advisory Committee on Technology and Economic Strength and was appointed by President Reagan to the National Science Board, on which he served from 1982 through 1988. He served on the Scientific Advisory Board for the Three Mile Island Unit 2 Clean-Up Fund, and served as Chairman of the Cabot Corporation LNG Safety Committee for 20 years. He is a Fellow of the American Nuclear Society and the Health Physics Society and a member of the National Academy of Engineering and the National Academy of Science. In 1989, Dr. Rasmussen was appointed to the Presidential Commission on Cat-astrophic Nuclear Accidents. He is a licensed Professional En-gineer in Massachusetts.



[PHOTO APPEARS  JOHN F. SWOPE
 HERE]          (58 YEARS) 1992
                Of counsel to the law firm of Sheehan Phinney Bass + Green Professional Associates, Manchester, New Hampshire. Previously President of Chubb Life Insurance Company of America, Concord, New Hampshire (retired December, 1994). He is a Director of the Public Broadcasting Service and New Hampshire Public Tele-vision and the New Hampshire Business Committee for the Arts. Mr. Swope is Vice Chairman of The Currier Gallery of Art and a Trustee of Tabor Academy and the Capitol Center for The Arts.



[PHOTO APPEARS  JOHN F. TURNER
 HERE]          (54 YEARS) 1995
                President and Chief Executive Officer of The Conservation Fund, Arlington, Virginia (a national nonprofit organization dedicated to land and water conservation and economic develop-
                ment). From 1989 to 1993, Mr. Turner was Director of the United States Fish & Wildlife Service in the United States De-partment of the Interior. He has also served as President of the Wyoming State Senate. A former Chairman of the Board of Directors of the Bank of Jackson Hole, Mr. Turner continues as a partner in the family ranch business in Wyoming. He is as-sisting schools of natural resources at the University of Wyo-ming, University of Michigan and Yale University with wildlife and land use projects. He is a member of the National Coal Council and a Director of Land Trust Alliance, National Wild-life Refuge Association and the National Association of Chemi-cal Distributors Foundation.

                   COMMITTEE COMPOSITION AND RESPONSIBILITY

 The Board of Trustees of Northeast Utilities has Audit, Corporate Affairs, Executive and Nuclear Committees, and a Committee on Organization, Compensa-tion and Board Affairs. The Board of Trustees does not have a Nominating Com-mittee.

 The Audit Committee meets independently with the internal and independent au-ditors of Northeast Utilities and its subsidiaries to review the auditors' ac-tivities, procedures and recommendations. Following each meeting, the Commit-tee reports to the full Board. The Committee recommends annually the appoint-ment of Northeast Utilities' independent auditors for the coming year. The Au-dit Committee met four times in 1996. The members of the Committee are Messrs. Swope (Chairman), Kelley and Turner and Mmes. de Planque and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries.

 The Corporate Affairs Committee (previously called the Corporate Responsibil-ity Committee) assists the Board in fulfilling its fiduciary responsibilities relating to the financial plans, policies and programs for Northeast Utilities and subsidiaries. The Committee is also responsible for reviewing the policies and practices of Northeast Utilities and its subsidiaries that have broad so-cial or community significance. Following each meeting, the Committee reports to the full Board. The Corporate Affairs Committee met four times in 1996. The members of the Committee are Messrs. Rasmussen (Chairman), Curley, Pape, Swope and Turner and Ms. Cleveland, none of whom is an employee of Northeast Utili-ties or its subsidiaries.

 The Executive Committee (previously called the Executive and Finance Commit-tee) is empowered to exercise all the authority of the Board, subject to cer-tain limitations set forth in Northeast Utilities' Declaration of Trust, dur-ing the intervals between meetings of the Board. Following each meeting, the Committee reports to the full Board. The Executive Committee met three times in 1996. The members of the Executive Committee are Messrs. Fox (Chairman), Rasmussen and Swope and Mmes. de Planque and Kennan. Other than Mr. Fox, no Committee member is an employee of Northeast Utilities or its subsidiaries.

 The Nuclear Committee provides the Board with an independent basis for over-seeing the safety and effectiveness of the nuclear program of the Northeast Utilities system. More recently, specific attention has been given to over-sight of the recovery of the three Millstone units, which were placed on the Nuclear Regulatory Commission's (NRC) "watch list" in January, 1996; manage-ment's attention to nuclear safety; progress in resolving issues with the NRC, the Institute of Nuclear Power Operations and other independent evaluations of nuclear operations; and progress in resolving employee and community concerns. With the exception of meetings held by conference telephone, following each meeting, the Committee reports to the full Board. The Nuclear Committee met sixteen times in 1996. The members of the Committee are Mmes. de Planque (Chairman) and Cleveland and Messrs. Pape, Patricelli and Rasmussen, none of whom is an employee of Northeast Utilities or its subsidiaries.

 The Committee on Organization, Compensation and Board Affairs reviews and ad-justs, as appropriate, the compensation policies of Northeast Utilities and its subsidiaries. The Committee is also responsible for reviewing policies af-fecting the organization of Northeast Utilities and its subsidiaries. The Com-mittee on Organization, Compensation and Board Affairs met eight times in 1996. The members of the Committee are Mmes. Kennan (Chairman) and Cleveland and Messrs. Curley, Kelley, Pape and Patricelli, none of whom is an employee of Northeast Utilities or its subsidiaries. A report from this Committee with respect to executive compensation is included in this proxy statement.

 In 1996, the Board of Trustees held thirteen meetings. Committees of the Board held a total of thirty-five meetings. All of the nominees for Trustee attended 75 percent or more of the aggregate number of meetings of the Board and the Committees of which they were members.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

 The following table provides information with respect to persons who are known to Northeast Utilities to beneficially own more than five percent of the common shares of Northeast Utilities. Northeast Utilities has no other class of voting securities.

        NAME AND ADDRESS                 AMOUNT AND NATURE OF    PERCENT
        OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP    OF CLASS
        -------------------              --------------------    --------
        Barrow, Hanley,                       7,958,000(1)       5.82%
        Mewhinney & Strauss, Inc.
        One McKinney Plaza
        3232 McKinney Avenue,15th Floor
        Dallas, TX
        FMR Corp.                                      (2)          (2)
        82 Devonshire Street
        Boston, MA
        Putnam Investments, Inc.              8,559,610(3)       6.26%
        One Post Office Square
        Boston, MA

-------
(1) According to a Schedule 13G dated February 13, 1997, Barrow, Hanley, Mewhinney & Strauss, Inc. holds 7,958,000 common shares of Northeast Util-ities. According to the Schedule 13G, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power for 5,425,900 shares, shared voting power for 2,532,100 shares and sole dispositive power for 7,958,000 shares.

(2) According to a Schedule 13G dated February 14, 1997 and amended on March 7, 1997, FMR Corp., through its subsidiaries Fidelity Management & Re-search Company and Fidelity Management Trust Company, and Edward C. John-son 3d and members of the Johnson family as a controlling group of FMR Corp., beneficially own 2,318,850 common shares of Northeast Utilities, or approximately 1.81 percent of the shares outstanding as of December 31, 1996, with sole power to dispose or direct the disposition of all such shares, sole power to vote or direct the voting of 206,350 shares and no power to vote or direct the voting of 2,112,500 shares. In addition, as of December 31, 1996, Fidelity Management Trust Company held record owner-ship, in its capacity as trustee of the Northeast Utilities Service Com-pany 401k Plan of a total of 13,205,263 common shares of Northeast Utili-ties, or 9.66 percent of the 136,664,481 outstanding shares as of April 18, 1997. Fidelity Management Trust Company has informed Northeast Utili-ties that because these shares are subject to limitations on voting and disposition set forth in the 401k Plan and to the rights of plan partici-pants, neither Fidelity Management Trust Company nor any of its affiliates or control persons are considered beneficial owners of these shares.

(3) According to a Schedule 13G dated January 27, 1997, subsidiaries of Putnam Investments, Inc. hold 8,559,610 common shares of Northeast Utilities. Ac-cording to the Schedule 13G, 43,200 shares are held with shared voting power and 8,559,610 shares are held with shared dispositive power. Putnam Investments, Inc. and its parent company Marsh & McLennan Companies, Inc. have disclaimed beneficial ownership of such shares.

                     COMMON STOCK OWNERSHIP OF MANAGEMENT

 The common stock ownership table on page 7 provides information as of Febru-ary 25, 1997, as to the beneficial ownership of the common shares of Northeast Utilities by each nominee for Trustee, each of the five highest paid executive officers of Northeast Utilities and its subsidiaries, and all nominees for Trustee and executive officers as a group. Unless otherwise noted, each nomi-nee and executive officer has sole voting and investment power with respect to the listed shares. The numbers in parentheses reflect that number of the bene-ficially owned shares shown for each Trustee receipt of which has been de-ferred to a later date and as to which the Trustee has no current voting or investment power except as provided in the Northeast Utilities Deferred Com-pensation Plan for Trustees (see Compensation of Trustees on page 7).

        NAME OF BENEFICIAL                   AMOUNT AND NATURE OF  PERCENT
        OWNER                                BENEFICIAL OWNERSHIP  OF CLASS (1)
        ------------------                   --------------------  ------------
        Cotton Mather Cleveland(2)                   4,429(2,546)
        William F. Conway(3)                             0
        John F. Curley                              15,000
        E. Gail de Planque                             917
        Ted C. Feigenbaum                            1,917
        John H. Forsgren(4)                          5,404
        Bernard M. Fox(5)                           27,532
        Elizabeth T. Kennan                          3,141(363)
        Bruce D. Kenyon(6)                          41,075
        Hugh C. MacKenzie(7)                         9,962
        William J. Pape II(8)                        3,790(1,133)
        Robert E. Patricelli                         3,116
        Norman C. Rasmussen                          2,468
        John F. Swope                                3,104
        John F. Turner(9)                            2,395(1,957)
        All Trustees and executive officers
         as a group (20 persons)                   148,418(5,999)

-------
(1) As of February 25, 1997, the nominees for Trustee and the executive offi-cers of Northeast Utilities and its subsidiaries, as a group, beneficially owned less than one percent of the common shares outstanding.
(2) 1,372 of these shares are held in trust.
(3) Mr. Conway purchased 100 shares on April 10, 1997.
(4) All of these shares are restricted. See Note 3 to the Summary Compensation Table on page 8.
(5) Mr. Fox shares voting and investment power with his wife for 5,745 of these shares.
(6) These shares are restricted. See Note 2 to the Summary Compensation Table on page 8.
(7) Mr. MacKenzie shares voting and investment power with his wife for 1,584 of these shares.
(8) 500 of these shares are held in trust.
(9) Mr. Turner shares voting and investment power with his wife for 438 of these shares.
                           COMPENSATION OF TRUSTEES

 During 1996, each Trustee who was not an employee of Northeast Utilities or its subsidiaries was compensated at the annual rate of $17,000 plus 250 common shares of Northeast Utilities, and received $900 for each meeting of the Board or its Committees attended. A non-employee Trustee who participates in a meet-ing of the Board or any of its Committees by conference telephone receives $675 per meeting. Also, a non-employee Trustee who is asked by either the Board of Trustees or the Chairman of the Board to perform extra services in the interest of the Northeast Utilities system may receive additional compen-sation of $1,000 per day plus necessary expenses. The Chairs of the Audit Com-mittee, the Corporate Affairs Committee, the Nuclear Committee and the Commit-tee on Organization, Compensation and Board Affairs were compensated at an ad-ditional annual rate of $3,500. Effective July 23, 1996, Mrs. Kennan was elected Lead Trustee of the Board. In addition to the above compensation, Mrs. Kennan is paid at the annual rate of $30,000 for the extra services performed as Lead Trustee.

 Prior to the beginning of each calendar year, each non-employee Trustee may irrevocably elect to have all or any portion of the annual retainer cash com-pensation paid in the form of common shares of Northeast Utilities. Pursuant to the Northeast Utilities Deferred Compensation Plan for Trustees, each Trustee may also irrevocably elect to defer receipt of some or all cash and/or share compensation.

                          SUMMARY COMPENSATION TABLE

 The following table presents the cash and non-cash compensation received by the Chief Executive Officer and the next four highest paid executive officers of Northeast Utilities, and by a former executive officer, in accordance with rules of the Securities and Exchange Commission (SEC):

                                      ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                 ------------------------------ ------------------------------------
                                                                          AWARDS            PAYOUTS
                                                                -------------------------- ---------
                                                                                           LONG TERM
                                                        OTHER                              INCENTIVE ALL OTHER
                                                       ANNUAL    RESTRICTED  OPTIONS/STOCK  PROGRAM  COMPENSA-
NAME AND                                              COMPENSA-    STOCK     APPRECIATION   PAYOUTS  TION ($)
PRINCIPAL POSITION          YEAR SALARY ($) BONUS ($) TION ($)  AWARD(S) ($)  RIGHTS (#)      ($)    (NOTE 1)
------------------          ---- ---------- --------- --------- ------------ ------------- --------- ---------
Bernard M. Fox              1996  551,300       None      None        None       None        65,420      7,500
 Chairman of the            1995  551,300    246,168      None        None       None       130,165      7,350
 Board, President and       1994  544,459    308,896      None        None       None       115,771      4,500
 Chief Executive
 Officer
Bruce D. Kenyon             1996  144,231    400,000      None     499,762       None          None       None
 President--Nuclear                                               (Note 2)
 Group                      1995     None       None      None        None       None          None       None
                            1994     None       None      None        None       None          None       None
John H. Forsgren            1996  305,577       None    62,390      80,380       None          None       None
 Executive Vice                                       (Note 3)    (Note 3)
 President and              1995     None       None      None        None       None          None       None
 Chief Financial            1994     None       None      None        None       None          None       None
 Officer
Hugh C. MacKenzie           1996  264,904       None      None        None       None        19,834      7,500
 President--Retail          1995  247,665    128,841      None        None       None        46,789      7,350
 Business Group             1994  245,832    113,416      None        None       None        40,449      4,500
Ted C. Feigenbaum           1996  248,858       None      None        None       None        14,770      7,222
 Executive Vice             1995  185,300    126,002      None        None       None          None      5,553
 President and              1994  183,331     47,739      None        None       None          None      4,500
 Chief Nuclear
 Officer of certain
 subsidiaries
Robert E. Busch             1996  300,385       None      None        None       None        26,747  2,637,500
 Formerly                                                                                             (Note 4)
 President--Energy          1995  350,000    147,708      None        None       None        63,100      7,350
 Resources Group            1994  346,122    173,366      None        None       None        44,073      4,500

Notes:

1. "All Other Compensation" consists of employer matching contributions under the Northeast Utilities Service Company 401k Plan, generally available to all eligible employees. It also includes, in the case of Mr. Busch, certain payments pursuant to the terms of his separation agreement with Northeast Utilities Service Company (see Note 4).

2. The restricted stock will vest when Millstone Station is removed from the NRC's "watch list," provided that this occurs within three years of Mr. Kenyon's commencement of employment and the Systematic Assessment of Licensee Performance and Institute of Nuclear Power Operations ratings of Seabrook Station have not materially changed from their 1996 levels. Dividends accruing on these shares are reinvested in additional shares subject to the same restrictions. At the end of 1996, Mr. Kenyon owned 39,585 restricted shares with a market value of $519,555, plus a $9,896 dividend that was reinvested into an additional 740 restricted shares on January 2, 1997.

3. The "other annual compensation" consists of tax payments on a restricted stock award. The restricted stock will vest on January 1, 1999. Dividends accruing on these shares are reinvested in additional shares subject to the same restrictions. At the end of 1996, Mr. Forsgren owned 5,305 restricted shares with a market value of $69,621, plus a $1,326 dividend that was reinvested into an additional 99 restricted shares on January 2, 1997.

4. Mr. Busch left the Company during 1996. Pursuant to his separation agreement with Northeast Utilities Service Company, Mr. Busch received cash payments of $880,000 during 1996 and $220,000 during 1997, a retirement benefit with a net present value for future payments of $1,400,000, continued medical coverage for himself and his family with a present value of $100,000 and career planning with a value of $30,000. See Employment Contracts and Termination of Employment Arrangements, below.

                            SECTION 16(a) REPORTING

 Section 16(a) of the Securities Exchange Act of 1934 requires officers and Trustees of Northeast Utilities, and persons who own more than ten percent of the common shares of Northeast Utilities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Based on review of copies of such forms furnished to Northeast Utilities, or written representations that no Form 5 was required, Northeast Utilities believes that for the year ended December 31, 1996, all such reporting requirements were complied with in a timely manner, except that Mr. Kenyon failed to file a re-quired Form 4 for October, 1996 to report an acquisition of common shares and Mr. Busch failed to file a required Form 4 for April, 1996 to report an acqui-sition of common shares. These acquisitions were properly reported on Forms 5 for 1996.
                               PENSION BENEFITS

 The following table shows the estimated annual retirement benefits payable to an executive officer of Northeast Utilities upon retirement, assuming that re-tirement occurs at age 65 and that the officer is at that time not only eligi-ble for a pension benefit under the Northeast Utilities Service Company Re-tirement Plan (the Retirement Plan) but also eligible for the make-whole bene-fit and the target benefit under the Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies (the Supplemental Plan). The Supplemental Plan is a non-qualified pension plan providing supplemental retirement income to system officers. The make-whole benefit under the Supple-mental Plan, available to all officers, makes up for benefits lost through ap-plication of certain tax code limitations on the benefits that may be provided under the Retirement Plan, and includes as "compensation" awards under the Ex-ecutive Incentive Compensation Program and the Executive Incentive Plan and deferred compensation (as earned). The target benefit further supplements these benefits and is available to officers at the Senior Vice President level and higher who are selected by the Board of Trustees to participate in the target benefit and who remain in the employ of Northeast Utilities companies until at least age 60 (unless the Board of Trustees sets an earlier age). Each of the executive officers of Northeast Utilities named in the Summary Compen-sation Table on page 8 is currently eligible for a target benefit, except Mr. Kenyon, whose Employment Agreement provides a specially calculated retirement benefit, based on his previous arrangement with South Carolina Electric and Gas. If Mr. Kenyon retires with at least three years but less than five years of service with the Company, he will be deemed to have five years of service. In addition, if Mr. Kenyon retires with at least three years of service with the Company, he will receive a lump sum payment of $500,000.

 The benefits presented below are based on a straight life annuity beginning at age 65 and do not take into account any reduction for joint and survivor-ship annuity payments.

                             ANNUAL TARGET BENEFIT

                                 YEARS OF CREDITED SERVICE
FINAL AVERAGE     -----------------------------------------------------------------------
COMPENSATION         15             20             25             30             35
-------------     --------       --------       --------       --------       --------
$  200,000        $ 72,000       $ 96,000       $120,000       $120,000       $120,000
   250,000          90,000        120,000        150,000        150,000        150,000
   300,000         108,000        144,000        180,000        180,000        180,000
   350,000         126,000        168,000        210,000        210,000        210,000
   400,000         144,000        192,000        240,000        240,000        240,000
   450,000         162,000        216,000        270,000        270,000        270,000
   500,000         180,000        240,000        300,000        300,000        300,000
   600,000         216,000        288,000        360,000        360,000        360,000
   700,000         252,000        336,000        420,000        420,000        420,000
   800,000         288,000        384,000        480,000        480,000        480,000
   900,000         324,000        432,000        540,000        540,000        540,000
 1,000,000         360,000        480,000        600,000        600,000        600,000
 1,100,000         396,000        528,000        660,000        660,000        660,000
 1,200,000         432,000        576,000        720,000        720,000        720,000

 Final average compensation for purposes of calculating the target benefit is the highest average annual compensation of the participant during any 36 con-secutive months compensation was earned. Compensation taken into account under the target benefit described above includes salary, bonus, restricted stock awards, and long-term incentive payouts shown in the Summary Compensation Ta-ble, but does not include employer matching contributions under the 401k Plan. In the event that an officer's employment terminates because of disability, the retirement benefits shown above would be offset by the amount of any dis-ability benefits payable to the recipient that are attributable to contribu-tions made by Northeast Utilities and its subsidiaries under long term dis-ability plans and policies.

 As of December 31, 1996, the five executive officers named in the Summary Compensation Table had the following years of credited service for retirement compensation purposes: Mr. Fox--32, Mr. Kenyon--0, Mr. Forsgren--0, Mr. Mac-Kenzie--31 and Mr. Feigenbaum--10. Assuming that retirement were to occur at age 65 for these officers, retirement would occur with 43, 11, 15, 41 and 29 years of credited service, respectively. Mr. Fox has announced that he will retire in the second half of 1997.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

OFFICER AGREEMENTS

 Northeast Utilities Service Company (NUSCO) has entered into employment agreements (the Officer Agreements) with each of the named executive officers (except for Mr. Fox--see separate description below) and certain other execu-tive officers and subsidiary directors. The Officer Agreements are also bind-ing on Northeast Utilities and on each majority-owned subsidiary of Northeast Utilities with at least fifty employees on its direct payroll.

 Each Officer Agreement obligates the officer to perform such duties as may be directed by the NUSCO Board of Directors or the Northeast Utilities Board of Trustees, protect the Company's confidential information, and refrain, while employed by the Company and for a period of time thereafter, from competing with the Company in a specified geographic area. Each Officer Agreement pro-vides that the officer's base salary will not be reduced below certain levels without the consent of the officer, that the officer will participate in spec-ified benefits under the Supplemental Executive Retirement Plan (see Pension Benefits, above), in the applicable executive incentive programs under the Ex-ecutive Incentive Plan (see Report on Executive Compensation, below), and, be-ginning on January 1, 1999, if the employment term has not ended, in each short-term and long-term incentive compensation program established by the Company for such executives generally, at an incentive opportunity level not less than that in effect for the officer as of January 1, 1996 (or January 1, 1997 for certain officers).

 Each Officer Agreement provides for automatic one-year extensions of the em-ployment term unless at least six months' notice of non-renewal is given by either party. The employment term may also be ended by the Company for "cause", as defined, at any time (in which case no target benefit, if any, shall be due the officer under the Supplemental Executive Retirement Plan), or by the officer on thirty days' prior written notice for any reason. Absent "cause", the Company may remove the officer from his or her position on sixty days' prior written notice, but in the event the officer is so removed and signs a release of all claims against the Company, the officer will receive one or two years' base salary and annual incentive payments, specified em-ployee welfare and pension benefits, and vesting of stock appreciation rights, options and restricted stock.

 Under the terms of an Officer Agreement, upon any termination of employment of the officer within two years following a change in control, as defined, if the officer signs a release of all claims against the Company the officer will be entitled to certain payments including two or three times base salary and annual incentive payments, specified employee welfare and pension benefits, and vesting of stock appreciation rights, options and restricted stock. Cer-tain of the change in control provisions may be modified by the Board of Trustees prior to a change in control, on at least two years' notice to the affected officer(s).

 Besides the terms described above, Mr. Forsgren's Officer Agreement provides for a starting salary of $350,000 per year and a $100,000 restricted stock grant. Mr. Feigenbaum's Officer Agreement provides for a starting salary of $250,000 per year. Mr. Kenyon's Officer Agreement provides for a starting sal-ary at $500,000 per year, a $500,000 restricted stock grant and a $400,000 cash signing bonus (see Summary Compensation Table, above). Mr. Kenyon's Offi-cer Agreement also provides for a special retirement benefit (described above in Pension Benefits) instead of a target benefit and a make-whole benefit un-der the Supplemental Plan, and a special short term incentive compensation program in lieu of a portion of the Stock Price Recovery Incentive Program un-der the Executive Incentive Plan. Under this incentive program Mr. Kenyon will be eligible to receive a payment up to 100 percent of base salary depending on his fulfillment of certain incentive goals for each of the years ending August 31, 1997 and August 31, 1998, and for the 16 month period ending December 31, 1999.

TRANSITION AND RETIREMENT AGREEMENT

 In 1992, Northeast Utilities entered into an agreement with Mr. Fox (the "1992 Agreement") to provide for an orderly chief executive officer succes-sion. The agreement states that if Mr. Fox is terminated without cause, he will be entitled to two years' base pay; specified employee welfare benefits; a supplemental retirement benefit equal to the difference between the target benefit he would be entitled to receive if he had reached the age of 55 on the termination date and the actual target benefit to which he is en-titled as of the termination date; and a target benefit under the Supplemental Executive Retirement Plan, notwithstanding that he might not have reached age 60 on the termination date and notwithstanding other forfeiture provisions of that plan.

 In February, 1997, Northeast Utilities entered into a Transition and Retire-ment Agreement (the "Transition Agreement") with Mr. Fox to reflect his elec-tion to retire on the later of August 1, 1997 or the date his successor is elected. The Transition Agreement is intended to supersede the 1992 Agreement at the time of Mr. Fox's retirement. The Transition Agreement obligates Mr. Fox to maintain the confidentiality of Company information during his employ-ment and following his retirement, and not to compete with the Company for certain periods of time in specified geographic areas.

 The Transition Agreement provides that Mr. Fox will be engaged as a consul-tant to the Board of Trustees for 24 months following his retirement, with a fee of $500,000 for the first 12 months and $300,000 for the second 12 months, payable in full notwithstanding Mr. Fox's death or disability during such pe-riod or the occurrence of a change in control, as defined. The Transition Agreement also provides that Mr. Fox will be entitled to a target benefit un-der the Supplemental Executive Retirement Plan (actuarially reduced, if appli-cable, to reflect payments beginning prior to age 57), and for vesting of all stock appreciation rights granted to him in the Stock Price Recovery Incentive Program. All payments and benefits under the Transition Agreement are condi-tioned on Mr. Fox signing a release of claims against the Company "and all re-lated parties" with respect to matters arising out of his employment with the Company, and the Company releasing Mr. Fox from all civil liability, which may arise from his being or having been a Trustee or officer of Northeast Utili-ties and its subsidiaries, except for any liability that has been or may be asserted against Mr. Fox by the Company as the result of an investigation con-ducted upon the demand of a shareholder or by a shareholder on behalf of the Company. Both the 1992 Agreement and the Transition Agreement are binding on each majority-owned subsidiary of Northeast Utilities with at least fifty em-ployees on its direct payroll.

SEPARATION AGREEMENT

 NUSCO entered into a Separation Agreement with Mr. Busch in August, 1996 in connection with the termination of his employment. The agreement provides for a severance payment of two times annual compensation, and specified supplemen-tal employee welfare and pension benefits. It provides for confidentiality re-strictions on Mr. Busch and a two year non-competition period in specified ge-ographic locations. It includes a release by Mr. Busch of claims against the Company and a release by the Company of claims against Mr. Busch, except such as might be brought as the result of an investigation conducted upon the de-mand of a shareholder or on behalf of the Company by shareholders. NUSCO's ob-ligations under this agreement are binding on each majority-owned subsidiary of Northeast Utilities with at least fifty employees on its direct payroll.

 The descriptions of the various agreements set forth above are for purpose of disclosure in accordance with the proxy and other disclosure rules of the SEC and shall not be controlling on any party; the actual terms of the agreements themselves determine the rights and obligations of the parties.

                       REPORT ON EXECUTIVE COMPENSATION

 The Committee on Organization, Compensation and Board Affairs of the Board of Trustees (the Committee) is the administrator of executive compensation for the executives of the Northeast Utilities system (the Company) with authority to establish and interpret the terms of the Company's executive salary and in-centive programs and to make payment of awards.

 Compensation Strategy: The Company's executive compensation goals for 1996 were to provide a competitive compensation package to enable the Company to attract and retain key executives and to align executive interests with those of Northeast Utilities' shareholders and with Company performance. The 1996 compensation of the Company's executives was comprised primarily of base sala-ry, annual incentive awards and long-term incentive awards.

 To achieve the compensation goal of providing a competitive package, the Com-mittee draws upon information from a variety of sources, including compensa-tion consultants, utility and general industry surveys, and other publicly-available information, including proxy statements. In 1996, the Company's com-parison groups for purposes of executive compensation continued to consist of a consultant's database of over 600 industrial and more than 50 electric and gas utilities, as well as a smaller group of ten electric utilities whose op-erating characteristics were substantially similar to those of the Company in terms of generation mix, revenues and customer size. Seven of the ten compa-nies are included in the Standard & Poor's (S&P) Electric Companies Index, which is the Index used in the share performance chart shown on page 16.

 Base Salary: The target level for the base salary of each executive reflects the median base salary level for that position within the market comparison groups. The Committee periodically adjusts the level of base salary to reflect considerations such as changes in responsibility, market sensitivity, individ-ual performance and internal equity. Any portion of base salary in excess of the salary range upper limit (the going rate) is paid in a lump sum, and is not counted as base salary in determining future salary increases. The Commit-tee sets base salary ranges for most Company officers and sets the annual base salary for each such officer except for the Chief Executive Officer (CEO), whose base salary is set by the Board of Trustees following a recommendation by the Committee. During 1996, the Committee approved a 2.75 percent increase in the 1996 base salary range structure over 1995. Because 1996 base salary levels were generally within targeted pay levels of the comparison group, only certain officers received 1996 base salary adjustments.

 Incentive Pay: Incentive awards for the executive officers are made in accor-dance with the Company's Executive Incentive Plan (the Plan). Under the Plan during 1996, the Committee established a one-year short-term program and a three-year long-term program with target awards (expressed as a percentage of going rate) commensurate with incentive awards for the position within the comparison groups.

 The programs calculate payouts based on actual Company performance against target goals with respect to two equally-weighted corporate measures. Each measure has a threshold performance limit (under which no amount is awarded) and an upper limit (which will yield the maximum payout of twice the target amount). The corporate performance measures for the 1996 short-term incentive program were 1996 earnings per share and Company operations and maintenance budget. The corporate performance measures for the 1996-1998 long-term incen-tive program are total shareholder return and cost of service (COS) over the three-year period. The total shareholder return goal will be met at target if the total return on a Northeast Utilities common share for the performance pe-riod equals the return on the S&P Electric Companies Index for the same peri-od. The COS goal will be met at target if the Company's average COS changes by the same percentage as the COS average of an 18 utility company comparison group. Awards under the 1996 short-term program, if any, will be made in cash in the Spring of 1997 and, under the 1996-1998 long-term program, awards will be made in Northeast Utilities common shares in the Spring of 1999.

 For 1996, target awards for participants in the short-term program ranged from 25 percent to

35 percent, and for participants in the long-term program from 15 percent to 45 percent, of the going rate for their positions. Awards under the short-term program can vary from those determined solely by corporate performance depend-ing on individual achievement of a set of assigned goals established for the performance year. These assigned goals vary as appropriate from officer to of-ficer and include employee safety; service reliability; nuclear operations; economic development; operating, maintenance and capital expenditure levels; environmental initiatives; and generating unit capacity and availability.

 During 1996, the Committee determined that establishing a Stock Price Recov-ery Incentive Program for certain senior officers, including the CEO, was in the best interest of the Company and its shareholders. The purpose of this program is to focus key officers on achieving fundamental business goals rela-tive to the challenges of nuclear operations and industry restructuring, with a net effect of advancing shareholder interests with regard to share price re-covery. In connection with the commencement of this new incentive program, the Committee terminated the participation of these officers in the 1996 short-term program and the 1996-1998 long-term program and resolved that these offi-cers would not participate in other incentive programs that begin in 1997 or 1998. Awards under the Stock Price Recovery Incentive Program will be based on appreciation of the price of Northeast Utilities common shares between Decem-ber 31, 1996 and December 31, 1998 against a targeted share price goal, in-dexed to reflect the relative performance of a Northeast Utilities common share compared to the performance of the S&P Electric Companies Index during the same period. The target award of each participant is equal to the value of the 1996, 1997, and 1998 short-term and long-term incentive programs at tar-get, assuming that there had been no changes in the 1997 and 1998 program tar-get payout opportunities for these executives. There are no individual perfor-mance goals in the program. Awards under the program are made in restricted stock units and stock appreciation rights (SARs). The SARs are exercisable from January 1, 1999 through December 31, 2001.

 At the same time, the Committee modified the short and long-term program de-sign for officers not participating in the Stock Price Recovery Incentive Pro-gram to recognize the importance of retaining key executive talent and to help assure the officers' continuing dedication to their duties to the Company and its shareholders. Consistent with these views, the Committee established for 1997 a short-term program that calculates payouts based on performance against goals that vary by division and a 1997-1999 long-term program that measures corporate performance solely on total shareholder return exceeding the S&P Electric Companies Index return for the same period by a specified percentage.

 Also during 1996, the Committee made awards under the 1993-1995 long-term in-centive program. Awards, in Northeast Utilities common shares, were based on the Company's relative ranking against a group of electric utilities with re-spect to shareholder return and COS. Achievement of goals was less than target and resulted in awards that were 69.1 percent of target.

 CEO Pay: Despite a base salary that is below the median market level for the position, the Committee did not increase Mr. Fox's base salary in 1996 because of company performance.

 Annual Incentive Bonus: In 1996, the Committee established a program gov-erning the payment of the 25-percent holdback of Mr. Fox's award under the 1995 short-term program. Under this program, the holdback will be forfeited unless nuclear goals with respect to removal from the watch list and improve-ment in the area of employee concerns are fulfilled within a specified time period, as determined by the Board with the assistance of the Nuclear Commit-tee of the Board.

 Long-Term Incentive Award: During 1996, Mr. Fox was granted 4,108 Northeast Utilities common shares in conformance with the provisions of the 1993-1995 program whose payouts were based on the Company's performance under COS and shareholder return measures as described above.

 The Committee does not believe it is necessary to make any changes in the Company's executive compensation programs at this time in response to the de-ductibility cap placed on ex-ecutive salaries by Section 162(m) of the Internal Revenue Code. The Committee believes that the executive compensation programs appropriately balance share-holder and customer interests. It continues to evaluate options for dealing with the issues raised by Section 162 (m).

                                         Respectfully submitted,

                                         Elizabeth T. Kennan, Chairman
                                         William J. Pape II, Vice Chairman
                                         Cotton Mather Cleveland
                                         John F. Curley
                                         Gaynor N. Kelley
                                         Robert E. Patricelli

Dated: January 28, 1997

                            SHARE PERFORMANCE CHART

 The following chart compares the cumulative total return on an investment in Northeast Utilities common shares with the cumulative total return of the S&P 500 Stock Index and the S&P Electric Companies Index over the last five fiscal years, in accordance with the rules of the SEC:


            Comparison of Five Year Cumulative Total Return* Among
      Northeast Utilities, S&P 500 Index and S&P Electric Companies Index
--------------------------------------------------------------------------------
 (Assumes $100 invested on January 1, 1992 in Northeast Utilities (NU) common shares, S&P 500 Index and S&P Electric Companies Index with all dividends reinvested)




                           [LINE GRAPH APPEARS HERE]


                                          S&P Electric
                       NU Common            Companies         S&P 500
                       ---------          ------------        -------
         1992            $120                 $106              $108

         1993            $115                 $119              $119

         1994            $114                 $104              $120

         1995            $137                 $136              $165

         1996            $ 82                 $136              $203

                         Fiscal Year Ended December 31

*Total return of NU common shares assumes reinvestment of all dividends on payment date.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Mr. Patricelli, who is standing for re-election as a Trustee of Northeast Utilities, is Chairman, President and Chief Executive Officer of Value Health, Inc. NUSCO, a subsidiary of Northeast Utilities, selected ValueRx, a subsidi-ary of Value Health, Inc., through a competitive bid process to serve as one of NUSCO's prescription drug providers under its Group Insurance Plan during 1996. The total payments made by NUSCO to ValueRx during 1996 to administer the Company's prescription drug program were $896,045.

 The law firm of Sulloway & Hollis, P.L.L.C. provided legal services to The Connecticut Light and Power Company, Public Service Company of New Hampshire and North Atlantic Energy Service Corporation (NAESCO), subsidiaries of North-east Utilities, during 1996. Ms. Cleveland, who is standing for re-election as a Trustee of Northeast Utilities, is married to John B. Garvey, a partner in the firm.

 The law firm of Sheehan Phinney Bass + Green Professional Associates provided legal services to NAESCO during 1996. Mr. Swope, who is standing for re-elec-tion as a Trustee of Northeast Utilities, is of counsel to the firm.

                 3. RATIFICATION OF THE SELECTION OF AUDITORS

 The firm of Arthur Andersen LLP, independent public accountants, was selected by the Board of Trustees, and approved by the shareholders, to serve as inde-pendent auditors of Northeast Utilities and its subsidiaries for 1996.

 Pursuant to the recommendation of the Audit Committee of the Board of Trust-ees, the Board of Trustees recommends that shareholders ratify the selection by the Board of Trustees of Arthur Andersen LLP to audit the accounts of Northeast Utilities and its subsidiaries for 1997. Representatives of Arthur Andersen LLP are expected to be present at the meeting. They will have the op-portunity to make a statement, if they desire to do so, and to respond to ap-propriate questions raised at the meeting.

  THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                               4. OTHER MATTERS

 The Board of Trustees knows of no matters other than the foregoing to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

 Northeast Utilities' Annual Report to Shareholders for the year ended Decem-ber 31, 1996, including financial statements, is being mailed with this proxy solicitation material. An additional copy of the Annual Report will be mailed to any shareholder upon request.

                        COST OF SOLICITATION OF PROXIES

 The cost of soliciting proxies on behalf of the Board of Trustees will be borne by Northeast Utilities. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph, by Trustees, offi-cers or employees of Northeast Utilities or NUSCO, or by an independent compa-ny, Morrow & Co., Inc., which has been retained to assist in the solicitation of proxies from banks, brokerage firms, nominees and individual shareholders for a fee of $12,000 plus reimbursement for expenses. Arrangements will be made to reimburse brokerage firms, nominees, custodians and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial own-ers of common shares held as of April 18, 1997.

                               VOTING PROCEDURES

 Shares held by persons who abstain from voting on any proposal and broker non-votes will not be voted for or against the proposal. Shares held by per-sons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal; however, broker non-votes will not be counted for this purpose.

                               LEGAL PROCEEDINGS

 As previously disclosed in reports filed with the SEC pursuant to the Securi-ties Exchange Act of 1934, on April 10, 1996, Northeast Utilities received a letter from a representative of a shareholder demanding that it commence legal action against Mr. Fox and certain unnamed officers and directors with respect to operations at Millstone Station. On April 23, 1996, the Board of Trustees of Northeast Utilities created a Special Committee to, among other responsi-bilities, conduct an independent review and investigation of the allegations contained in the letter and make recommendations as to how the Board of Trust-ees should respond to the letter. During the months of April, May and June, 1996 Northeast Utilities was served with complaints naming as defendants cer-tain current Trustees (except Mr. Curley), former Trustees and certain current and former officers. The complaints were brought as shareholder derivative ac-tions in Hampden County, Massachusetts Superior Court; Hartford/New Britain County, Hartford Superior Court; and the United States District Court, Dis-trict of Connecticut, seeking to recover unspecified damages for alleged losses purportedly arising out of Northeast Utilities' operations at Millstone Station. The defendants have filed a Motion to Dismiss the complaint in the Federal Court action, and the Court granted a stay of all discovery in this action pending a ruling on the Motion to Dismiss. The Connecticut state pro-ceedings have been stayed by agreement of counsel; the Massachusetts state proceeding may be stayed pursuant to a motion pending in that court.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

 To be included in the proxy statement and form of proxy for the 1998 Annual Meeting of Shareholders, proposals by shareholders must be received by Theresa
H. Allsop, Assistant Secretary of Northeast Utilities, at Northeast Utilities' general office by December 31, 1997, and must satisfy the conditions estab-lished by the SEC.

                                             By order of the Board of Trustees,

                                                     /s/ Robert P. Wax

                                                       Robert P. Wax
                                                         Secretary

                          ANNUAL REPORT ON FORM 10-K

 NORTHEAST UTILITIES WILL PROVIDE SHAREHOLDERS WITH A COPY OF ITS 1996 ANNUAL REPORT ON FORM 10-K TO THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHED-ULES THERETO, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST SENT TO:

                               THERESA H. ALLSOP
                              ASSISTANT SECRETARY
                              NORTHEAST UTILITIES
                              POST OFFICE BOX 270
                       HARTFORD, CONNECTICUT 06141-0270

PROXY                         NORTHEAST UTILITIES                          PROXY

           Proxy for Annual Meeting of Shareholders - June 17, 1997

The undersigned appoints BERNARD M. FOX and WILLIAM J. PAPE II, and either of them, proxies of the undersigned, with the power of substitution, to act for and to vote all common shares of the undersigned at the Annual Meeting of Shareholders of Northeast Utilities to be held on June 17, 1997, and any adjournment thereof, upon the matters set forth in the notice of said meeting as indicated below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

When properly executed, this proxy will be voted as specified by the undersigned. Unless otherwise instructed, this proxy will be voted FOR proposals 1, 2 and 3.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

                                    (OVER)

The Board of Trustees recommends a vote FOR proposals 1, 2 and 3.

1.  Fix the number of Trustees at eleven.        [_]FOR  [_]AGAINST  [_]ABSTAIN

2.  Election of the eleven Trustees nominated.
                               [_]FOR  [_]FOR ALL EXCEPT AS MARKED  [_]WITHHELD
    To vote for all nominees, mark the "FOR" box. To withhold voting for a particular nominee(s), mark the "FOR ALL EXCEPT AS MARKED" box and strike a line through the name of the nominee(s) in the list below. To withhold voting on all nominees, mark the "WITHHELD" box.
    Cotton Mather Cleveland, William F. Conway, John F. Curley, E. Gail de Planque, Bernard M. Fox, Elizabeth T. Kennan, William J. Pape II, Robert E. Patricelli, Norman C. Rasmussen, John F. Swope, John F. Turner.

3.  Ratification of Arthur Anderson LLP as independent auditors for 1997.
                                                [_]FOR  [_]AGAINST  [_]ABSTAIN

                                            The undersigned hereby acknowledges
                                            receipt of notice of meeting and
                                            related proxy statement.

                                            Date...........................1997

                                            Signed.............................

                                            Signed.............................

                                            Please sign in the same form as name
                                            appears hereon. If the shares are
                                            registered in more than one name,
                                            each joint owner or fiduciary should
                                            sign. Fiduciaries and corporate
                                            officers should indicate their
                                            titles.




                                            I plan to attend the meeting.
                                                                   [_]Yes  [_]No